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                                                                   EXHIBIT 10.51

                          [Pacific Lumber Letterhead]


                                 March 10, 1995



VIA CERTIFIED MAIL

Mr. John A. Campbell
The Pacific Lumber Company
125 Main Street
Scotia, California  95565

Dear John:

         In accordance with Section 2.b. of the Employment Agreement dated as of July 1, 1991 (the "Employment Agreement"), between you and The Pacific Lumber Company (the "Company"), this letter (the "Letter Agreement") will serve as evidence of the agreement between you and the Company to extend the termination date of the Employment Agreement from June 30, 1995, to June 30, 1998.

         Please sign the enclosed second original of this Letter Agreement and return it to me at 5847 San Felipe, Suite 2600, Houston, Texas 77057, to signify your approval of the extension of the term of the Employment Agreement.


                                        Very truly yours,

                                        THE PACIFIC LUMBER COMPANY

                                        /s/ Byron L. Wade

                                        Byron L. Wade
                                        Vice President, Secretary
                                        and Deputy General Counsel



         I, John A. Campbell, do hereby agree to extend the termination date of the Employment Agreement dated as of July 1, 1991 (the "Agreement"), between The Pacific Lumber Company (the "Company") and myself from June 30, 1995, to June 30, 1998. All
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other terms of said Agreement remain unchanged and in full force and effect.
This extension shall not constitute any waiver or agreement to any further extension by the Company.



                                        /s/ John A. Campbell
                                        ---------------------------
                                        John A. Campbell